EXHIBIT 99.1


From:   SANFORD TELLER COMMUNICATIONS                      February 6, 1997
             1365 York Avenue
             New York, NY 10021
             (212) 717-0332

For:      MORTON'S RESTAURANT GROUP, INC.               For Immediate Release
             3333 New Hyde Park Road
             New Hyde Park, NY 11042
             (516) 627-1515

Contact: Thomas J. Baldwin, Executive Vice President, Finance and Chief
         Financial Officer:  Morton's Restaurant Group, Inc.


MORTON'S RESTAURANT GROUP, INC. COMPLETES SALE OF MICK'S RESTAURANTS, INC. AND THE PEASANT RESTAURANTS, INC.

New Hyde Park, NY...Morton's Restaurant Group, Inc. (NYSE:MRG),

parent of Morton's of Chicago steakhouses and Bertolini's Authentic

Trattorias, today announced that it has completed the sale of its

Atlanta-based Mick's and Peasant restaurants.  The company said that

MRI Acquisition Corporation has acquired an 80.1% interest in Mick's

Restaurants, Inc., and PRI Acquisition Corporation has acquired an

80.1% interest in The Peasant Restaurants, Inc. for an aggregate of

$6.8 million, consisting of $4.3 million in cash and $2.5 million in the form of two unsecured promissory notes. Mick's Restaurants, Inc.

and The Peasant Restaurants, Inc. were wholly-owned subsidiaries of

Peasant Holding Corp., which is a majority-owned subsidiary of

Morton's Restaurant Group, Inc.  Morton's Restaurant Group has

retained a 19.9% interest in Mick's and Peasant.



Allen J. Bernstein, chairman and chief executive officer of Morton's

Restaurant Group, Inc. said, "The completion of this sale is a major step forward as we continue to grow our company on the solid foundation of our two core fine-dining concepts, Morton's and

Bertolini's".



As previously reported, in conjunction with the sale, Morton's

Restaurant Group, Inc. will take a 1996 fourth quarter non-recurring,

pre-tax charge in the range of $9 to $12 million.  Income tax benefits will also be recognized during the 1996 fourth quarter.



Except for the historical information contained in this news release,

the matters addressed are forward - looking statements that involve certain risks and uncertainties, including but not limited to,

general economic conditions, competitive activities, the company's expansion plans and restaurant profitability levels and other matters identified from time to time in the company's public reports and SEC filings.  Actual results may vary.

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